MINING VENTURE AGREEMENT

BETWEEN

URANIUM POWER CORP.
(FORMERLY “BELL COAST CAPITAL CORP.”)

AND

U.S. ENERGY CORP.

and a joint venture between

U.S. ENERGY CORP.

and

CRESTED CORP.

TABLE OF CONTENTS

ARTICLE    Page No.

I -     DEFINITIONS-----------------------------------------------------------------------------------------------------------------------------------------------------------------1
1.1    "Accounting Procedure"-----------------------------------------------------------------------------------------------------------------------------------------------1
1.2    "Affiliate"--------------------------------------------------------------------------------------------------------------------------------------------------------------1
1.3    "Agreement" ----------------------------------------------------------------------------------------------------------------------------------------------------------2
1.4    "Area of Mutual Interest"  ---------------------------------------------------------------------------------------------------------------------------------------------2
1.5    "Assets"  --------------------------------------------------------------------------------------------------------------------------------------------------------------2
1.6    "Budget"---------------------------------------------------------------------------------------------------------------------------------------------------------------2
1.7    "Development"---------------------------------------------------------------------------------------------------------------------------------------------------------2
1.8    “Effective Date”  ------------------------------------------------------------------------------------------------------------------------------------------------------ 2
1.9    "Exploration" ----------------------------------------------------------------------------------------------------------------------------------------------------------2
1.10   "Initial Contribution"---------------------------------------------------------------------------------------------------------------------------------------------------2
1.11    "Joint Account"-------------------------------------------------------------------------------------------------------------------------------------------------------2
1.12    "Liabilities" -----------------------------------------------------------------------------------------------------------------------------------------------------------2
1.13    "Management Committee"--------------------------------------------------------------------------------------------------------------------------------------------2
1.14    "Manager"  -----------------------------------------------------------------------------------------------------------------------------------------------------------2
1.15    "Mining" --------------------------------------------------------------------------------------------------------------------------------------------------------------2
1.16    "Net Proceeds" -------------------------------------------------------------------------------------------------------------------------------------------------------2
1.17    "Net Milling Return"  --------------------------------------------------------------------------------------------------------------------------------------------------2
1.18    "Operations"    --------------------------------------------------------------------------------------------------------------------------------------------------------3
1.19    "Participant" and "Participants" ----------------------------------------------------------------------------------------------------------------------------------------3
1.20    "Participating Interest"-------------------------------------------------------------------------------------------------------------------------------------------------3
1.21    "Plan of Operations" --------------------------------------------------------------------------------------------------------------------------------------------------3
1.22    "Prime Rate" ----------------------------------------------------------------------------------------------------------------------------------------------------------3
1.23    "Products"-------------------------------------------------------------------------------------------------------------------------------------------------------------3
1.24    "Program"-------------------------------------------------------------------------------------------------------------------------------------------------------------3
1.25    "Properties"-----------------------------------------------------------------------------------------------------------------------------------------------------------3
1.26    “PSA” --------------------------------------------------------------------------------------------------------------------------------------------------------------- 3
1.27    "Reclamation"---------------------------------------------------------------------------------------------------------------------------------------------------------3
1.28    "Mining Venture"------------------------------------------------------------------------------------------------------------------------------------------------------3
1.29    "Transfer"-------------------------------------------------------------------------------------------------------------------------------------------------------------3
1.30    "Venture"-------------------------------------------------------------------------------------------------------------------------------------------------------------3

II -    REPRESENTATIONS AND WARRANTIES;
                   TITLE TO ASSETS--------------------------------------------------------------------------------------------------------------------------------------------------------4
2.1    Capacity of Participants -----------------------------------------------------------------------------------------------------------------------------------------------4
2.2    Disclosures  -----------------------------------------------------------------------------------------------------------------------------------------------------------4
2.3    Record Title  ----------------------------------------------------------------------------------------------------------------------------------------------------------4
2.4    Joint Loss of Title -----------------------------------------------------------------------------------------------------------------------------------------------------4

ARTICLE    Page No.

III -    NAME, PURPOSES AND TERM--------------------------------------------------------------------------------------------------------------------------------------------5
3.1    General---------------------------------------------------------------------------------------------------------------------------------------------------------------5
3.2    Name ----------------------------------------------------------------------------------------------------------------------------------------------------------------5
3.3    Purposes -------------------------------------------------------------------------------------------------------------------------------------------------------------5
3.4    Limitation-------------------------------------------------------------------------------------------------------------------------------------------------------------5
3.5    Effective Date and Term----------------------------------------------------------------------------------------------------------------------------------------------5

IV -    RELATIONSHIP OF THE PARTICIPANTS--------------------------------------------------------------------------------------------------------------------------------6
4.1    No Partnership-------------------------------------------------------------------------------------------------------------------------------------------------------6
4.2    Federal Tax Elections ------------------------------------------------------------------------------------------------------------------------------------------------6
4.3    State Income Tax ----------------------------------------------------------------------------------------------------------------------------------------------------6
4.4    Tax Returns ----------------------------------------------------------------------------------------------------------------------------------------------------------6
4.5    Other Business Opportunities-----------------------------------------------------------------------------------------------------------------------------------------6
4.6    Waiver of Right to Partition-------------------------------------------------------------------------------------------------------------------------------------------7
4.7    Transfer or Termination of Rights to Properties -----------------------------------------------------------------------------------------------------------------------7
4.8     Implied Covenants---------------------------------------------------------------------------------------------------------------------------------------------------7

V -    CONTRIBUTIONS BY PARTICIPANTS------------------------------------------------------------------------------------------------------------------------------------7
5.1    Participants' Initial Contributions--------------------------------------------------------------------------------------------------------------------------------------7
5.2    Deemed Initial Contribution of USE Parties---------------------------------------------------------------------------------------------------------------------------8
5.3    Contributions By Participants After Effective Date--------------------------------------------------------------------------------------------------------------------8

VI -    INTERESTS OF PARTICIPANTS-------------------------------------------------------------------------------------------------------------------------------------------9
6.1    Initial Participating Interests-------------------------------------------------------------------------------------------------------------------------------------------9
6.2    Changes in Participating Interests-------------------------------------------------------------------------------------------------------------------------------------9
6.3    Voluntary Reduction in Participation----------------------------------------------------------------------------------------------------------------------------------9
6.4    Default in Making Contribution---------------------------------------------------------------------------------------------------------------------------------------10
6.5    Elimination of Minority Interest---------------------------------------------------------------------------------------------------------------------------------------11
6.6    Continuing Liabilities Upon Adjustments
        of Participating Interests ------------------------------------------------------------------------------------------------------------------------------------------11

VII -    MANAGEMENT COMMITTEE-------------------------------------------------------------------------------------------------------------------------------------------12
7.1    Organization and Composition---------------------------------------------------------------------------------------------------------------------------------------12
7.2    Decisions------------------------------------------------------------------------------------------------------------------------------------------------------------12
7.3    Meetings ------------------------------------------------------------------------------------------------------------------------------------------------------------12
7.4    Action Without Meeting ---------------------------------------------------------------------------------------------------------------------------------------------12
7.5    Matters Requiring Approval -----------------------------------------------------------------------------------------------------------------------------------------13
7.6    Change in the Management Committe--------------------------------------------------------------------------------------------------------------------------------13

ARTICLE    Page No.

VIII -      MANAGER--------------------------------------------------------------------------------------------------------------------------------------------------------------------13
8.1    Appointment----------------------------------------------------------------------------------------------------------------------------------------------------------13
8.2    Powers and Duties of Manager ---------------------------------------------------------------------------------------------------------------------------------------13
8.3    Standard of Care -----------------------------------------------------------------------------------------------------------------------------------------------------16
8.4    Resignation; Deemed Offer to Resign ---------------------------------------------------------------------------------------------------------------------------------16
8.5    Payments to Manager-------------------------------------------------------------------------------------------------------------------------------------------------17
8.6    Transactions With Affiliates -------------------------------------------------------------------------------------------------------------------------------------------17
8.7    Activities During Deadlock--------------------------------------------------------------------------------------------------------------------------------------------17
8.8    Funding of Reclamation -----------------------------------------------------------------------------------------------------------------------------------------------17
8.9    Assumed Reclamation of Burdens-------------------------------------------------------------------------------------------------------------------------------------18

IX -    PROGRAMS AND BUDGETS-----------------------------------------------------------------------------------------------------------------------------------------------18
9.1    Initial Program and Budget--------------------------------------------------------------------------------------------------------------------------------------------18
9.2    Operations Pursuant to Programs and Budgets------------------------------------------------------------------------------------------------------------------------18
9.3    Presentation of Programs and Budgets--------------------------------------------------------------------------------------------------------------------------------18
9.4    Review and Approval of Proposed Programs and Budgets------------------------------------------------------------------------------------------------------------18
9.5    Election to Participate ------------------------------------------------------------------------------------------------------------------------------------------------19
9.6    Deadlock on Proposed Programs and Budgets -----------------------------------------------------------------------------------------------------------------------19
9.7    Budget Overruns; Program Changes----------------------------------------------------------------------------------------------------------------------------------19
9.8    Emergency or Unexpected Expenditures------------------------------------------------------------------------------------------------------------------------------19

X -    ACCOUNTS AND SETTLEMENTS-----------------------------------------------------------------------------------------------------------------------------------------20
10.1    Monthly Statements-------------------------------------------------------------------------------------------------------------------------------------------------20
10.2    Cash Calls ---------------------------------------------------------------------------------------------------------------------------------------------------------20
10.3    Failure to Meet Cash Calls or Billings-------------------------------------------------------------------------------------------------------------------------------20
10.4    Audits--------------------------------------------------------------------------------------------------------------------------------------------------------------20
10.5    Distributions--------------------------------------------------------------------------------------------------------------------------------------------------------20

XI -    DISPOSITION OF PRODUCTION-----------------------------------------------------------------------------------------------------------------------------------------21
11.1    Marketing Agreement ----------------------------------------------------------------------------------------------------------------------------------------------21

XII -    WITHDRAWAL AND TERMINATION -----------------------------------------------------------------------------------------------------------------------------------21
12.1     Termination by Expiration or Agreement----------------------------------------------------------------------------------------------------------------------------21
12.2     Termination by Deadlock-------------------------------------------------------------------------------------------------------------------------------------------21
12.3     Withdrawal --------------------------------------------------------------------------------------------------------------------------------------------------------21
12.4     Continuing Obligations ---------------------------------------------------------------------------------------------------------------------------------------------22
12.5     Disposition of Assets on Termination -------------------------------------------------------------------------------------------------------------------------------22
12.6     Non-Competition Covenants---------------------------------------------------------------------------------------------------------------------------------------23
12.7     Right to Data After Termination ------------------------------------------------------------------------------------------------------------------------------------23
12.8     Continuing Authority -----------------------------------------------------------------------------------------------------------------------------------------------23

ARTICLE    Page No.

XIII - ACQUISITIONS WITHIN AREA OF MUTUAL INTEREST------------------------------------------------------------------------------------------------------------------------23
13.1    General--------------------------------------------------------------------------------------------------------------------------------------------------------------23
13.2    Terms of Developments for Area of Mutual Interest Lands-----------------------------------------------------------------------------------------------------------23
13.3    UPC’s Earn-In Contribution-----------------------------------------------------------------------------------------------------------------------------------------23
13.4    Notice to Non-acquiring Participant ---------------------------------------------------------------------------------------------------------------------------------23
13.5    Option Exercised----------------------------------------------------------------------------------------------------------------------------------------------------24
13.6    Option Not Exercised-----------------------------------------------------------------------------------------------------------------------------------------------24

XIV - ABANDONMENT AND SURRENDER OF PROPERTIES-------------------------------------------------------------------------------------------------------------------------24
14.1     Surrender or Abandonment of Property ----------------------------------------------------------------------------------------------------------------------------24
14.2     Reacquisition-------------------------------------------------------------------------------------------------------------------------------------------------------24

XV - TRANSFER OF INTEREST----------------------------------------------------------------------------------------------------------------------------------------------------------25
15.1     General------------------------------------------------------------------------------------------------------------------------------------------------------------25
15.2     Limitations on Free Transferability----------------------------------------------------------------------------------------------------------------------------------25
15.3     Preemptive Right---------------------------------------------------------------------------------------------------------------------------------------------------27
15.4     Exceptions to Preemptive Right ------------------------------------------------------------------------------------------------------------------------------------28

XVI - DISPUTES ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------28
16.1    Default; Right to Cure-----------------------------------------------------------------------------------------------------------------------------------------------28

XVII - CONFIDENTIALITY---------------------------------------------------------------------------------------------------------------------------------------------------------------28
17.1     General------------------------------------------------------------------------------------------------------------------------------------------------------------28
17.2     Exceptions --------------------------------------------------------------------------------------------------------------------------------------------------------28
17.3     Duration of Confidentiality -----------------------------------------------------------------------------------------------------------------------------------------29
17.4    Public Statements --------------------------------------------------------------------------------------------------------------------------------------------------29

XVIII - GENERAL PROVISIONS---------------------------------------------------------------------------------------------------------------------------------------------------------29
18.1     Notices -----------------------------------------------------------------------------------------------------------------------------------------------------------29
18.2     Waiver------------------------------------------------------------------------------------------------------------------------------------------------------------30
18.3     Modification ------------------------------------------------------------------------------------------------------------------------------------------------------30
18.4     Force Majeure----------------------------------------------------------------------------------------------------------------------------------------------------30
18.5     Governing Law ---------------------------------------------------------------------------------------------------------------------------------------------------31
18.6     Rule Against Perpetuities------------------------------------------------------------------------------------------------------------------------------------------31
18.7     Further Assurances -----------------------------------------------------------------------------------------------------------------------------------------------31
18.8     Survival of Terms and Conditions ---------------------------------------------------------------------------------------------------------------------------------31
18.9    Conditions---------------------------------------------------------------------------------------------------------------------------------------------------------31
18.10    Currency---------------------------------------------------------------------------------------------------------------------------------------------------------31
18.11     Entire Agreement; Successors and Assigns-----------------------------------------------------------------------------------------------------------------------31
18.12     Memorandum ---------------------------------------------------------------------------------------------------------------------------------------------------32
18.13     Interpretation and Severability -----------------------------------------------------------------------------------------------------------------------------------32

EXHIBITS

EXHIBIT A -
1. - PROPERTIES
2. - AREA OF MUTUAL INTEREST
EXHIBIT B - ACCOUNTING PROCEDURE
EXHIBIT C - TAX MATTERS
EXHIBIT D - NET PROCEEDS CALCULATION
EXHIBIT E - INSURANCE
EXHIBIT F - NET MILLING RETURN CALCULATION

MINING VENTURE AGREEMENT

THIS MINING VENTURE AGREEMENT (“Agreement”) dated April 11, 2005, is between Uranium Power Corp. (formerly “Bell Coast Capital Corp.”), a British Columbia corporation ("UPC") of the First Part and U.S. Energy Corp., a Wyoming corporation ("USE"), and a joint venture between USE and Crested Corp., a Colorado corporation ("Crested") of the Second Part (the joint venture between USE and Crested is referred to herein as "USECC" and USE, Crested and USECC are collectively referred to herein as the "USE Parties").

RECITALS

A.    On December 8, 2004, UPC and the USE Parties entered into the PSA, whereby the USE Parties agreed to sell and UPC agreed to purchase a 50% undivided interest in the Properties defined in Section 1.24.

B.     As part of the PSA, UPC and the USE Parties agreed to enter into an agreement to form a joint mining venture and to set out the terms and conditions that will govern the Joint Venture on the Effective Date.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, UPC and the USE Parties agree as follows:

ARTICLE I
DEFINITIONS

1.1        “Accounting Procedure” means the procedures set forth in Exhibit B.

1.2        “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Participant. For purposes of the preceding sentence, “control” means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

1.3        “Agreement” means this Mining Venture Agreement, including all amendments and modifications thereof, and all schedules and exhibits, which are incorporated herein by this reference.

1.4        “Area of Mutual Interest” means the area described in Exhibit A-2.

1.5        “Assets” means the Properties, Products and all other real and personal property, tangible and intangible, held for the benefit of the Participants hereunder.

1.6        “Budget” means a detailed estimate of all costs to be incurred by the Participants with respect to a Program and a schedule of cash advances to be made by the Participants.

1.7    “Development” means all preparation for the removal and recovery of Products, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Products.

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1.8    “Effective Date” as that term relates to the Properties means the date UPC closes its purchase of a 50% interest in and to the Properties under the PSA but if the term is used with respect to any mining claims included within the AMI, then the Effective Date for the Joint Venture to be established to develop those separately defined AMI lands shall be the date each of the Participants hold a 50% interest in and to the AMI lands. At that time a separate and distinct joint venture related only to the selected and defined AMI lands shall be established to the exclusion of the Properties and the Effective Date for the Joint Venture established for the properties shall remain the date UPC closes its purchase of a 50% interest in and to the properties.

1.9    “Exploration” means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Products. Exploration may include all activities undertaken through to the completion of a feasibility study.

1.10    “Joint Account” means the account maintained in accordance with the Accounting Procedure showing the charges and credits accruing to the Participants.

1.11“Liabilities” means any and all claims, demands, investigations, judgments, losses, liabilities, costs and expenses, including reclamation liabilities and reasonable attorneys’ fees of the Venture.

1.12“Management Committee” means the committee established under Article VII.

1.13“Manager” means the person or entity appointed under Article VIII to manage Operations, or any successor Manager.

1.14“Mining” means the mining, extracting, producing, handling, beneficiation, milling or other processing of Products.

1.15“Net Proceeds” means certain amounts calculated as provided in Exhibit D.

1.16“Net Milling Return” means certain amounts calculated as provided in Exhibit F.

1.17“Operations” means the activities carried out under this Agreement.

1.18“Participant” and “Participants” mean the persons or entities that from time to time have Participating Interests.

1.19“Participating Interest” means the percentage interest representing the operating ownership interest of a Participant in Assets, and all other rights and obligations arising under this Agreement, as such interest may from time to time be adjusted hereunder. Participating Interests shall be calculated to three decimals and rounded to two (e.g. 1.519% rounded to 1.52%). Decimals of .005 or more shall be rounded up to .01, decimals of less than .005 shall be rounded down. The initial Participating Interests of the Participants are set forth in Section 6.1.

1.20“Plan of Operations” means a general description of the Operations to be conducted by the Manager.

1.21“Prime Rate” means the interest rate published as “Prime Rate” in the "Money Rates" column of The Wall Street Journal, as said rate may change from day to day, or the arithmetic mean thereof.

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1.22“Products” means all ores, minerals and mineral resources produced from the Properties under this Agreement.

1.23“Program” means a description in reasonable detail of Operations to be conducted and objectives to be accomplished by the Manager for a specified period.

1.24“Properties” means those interests in real property described in part 1 of Exhibit A-1.

1.25“PSA” means the Purchase and Sales Agreement dated December 8th, 2004 entered into between the Participants.

1.26“Reclamation” means actions performed during or after Exploration, Development, or Operations to shape, stabilize, revegetate or otherwise affect the Properties in order to establish a safe, stable condition capable of establishing and sustaining a productive post-Operation use of the Properties and ensure public safety, as required by applicable laws and other applicable contractual commitments or obligations.

1.27“Transfer” means sell, grant, assign, encumber, pledge or otherwise commit or dispose of.

1.28“Venture” means the business arrangement of the Participants under this Agreement.

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ARTICLE II
REPRESENTATIONS AND WARRANTIES; TITLE TO ASSETS

2.1    Capacity of Participants. Each of the Participants represents and warrants as follows:

(a)    that it is a corporation duly incorporated and in good standing in its province or state of incorporation and that it is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(b)    that it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

(c)    that it will not breach any other agreement or arrangement by entering into or performing this Agreement;

(d)    that this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms; and

(e)    that no consent or approval of any third party or governmental agency is required (i) for the execution and delivery of or the performance of its financial obligations under this Agreement, or (ii) for the performance of all its other obligations under this Agreement, except for such consents or approvals as have been obtained and evidence thereof delivered to the other Participant, and except for such consents or approvals which, while necessary for Operations, are not presently necessary and which it reasonably expects will be acquired in a timely fashion.

2.2    Disclosures. Each of the Participants represents and warrants that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to the other Participant in order to prevent the representations in this Article II from being materially misleading.

2.3    Record Title. On the Effective Date the Participants as tenants in common with ownership equal to their respective Participating Interests. Recorded title to the Assets or any portion thereof may be held by the Manager for the benefit of the Participants. Each Participant shall execute, acknowledge and deliver appropriate documents to reflect record title as described in this section and changes thereto resulting in any changes in Participating Interests.

2.4    Joint Loss of Title. Any failure or loss of title to the Assets, and all costs of defending title, shall be charged to the Joint Account.

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ARTICLE III
NAME, PURPOSES AND TERM

3.1    General. UPC and the USE Parties hereby enter into this Agreement for the purposes hereinafter stated, and they agree that all of their rights and all of the Operations on or in connection with the Properties shall be subject to and governed by this Agreement.

3.2    Name. The name of this Venture shall be the Power Energy Mining Venture. The Manager shall accomplish any registration required by applicable assumed or fictitious name statutes and similar statutes.

3.3    Purposes. This Agreement is entered into for the following purposes and for no others, and shall serve as the exclusive means by which the Participants, or either of them, accomplish such purposes:

(a)    to evaluate the possible Development of the Properties,

(b)    to engage in Development and Mining Operations on the Properties,

(c)    to engage in marketing Products extracted from the Properties, to the extent permitted by Article XI,

(d)    to complete Reclamation of disturbances caused by Operations on the Properties;

(e)    where applicable as this agreement may relate to the Area of mutual interest lands:

(i)    to conduct Exploration within the Area of Mutual Interest;

(ii)    to acquire additional properties within the Area of Mutual Interest;

(iii)    to engage in the activities set out in (a) to (d) as such activities are relevant to the AMI lands; and

(f)    to perform any other activity necessary, appropriate, or incidental to any of the foregoing.

3.4    Limitation. Unless the Participants otherwise agree in writing, the Operations shall be limited to the purposes described in Section 3.3, and nothing in this Agreement shall be construed to enlarge such purposes.

3.5    Term. The term of this Agreement shall be for thirty (30) years from the Effective Date and for so long thereafter as Products are produced from the Properties or until Reclamation of all disturbance caused by Operations is completed, unless the Agreement is earlier terminated as herein provided.

ARTICLE IV
RELATIONSHIP OF THE PARTICIPANTS

4.1    No Partnership. Nothing contained in this Agreement shall be deemed to constitute either Participant the partner of the other, nor, except as otherwise herein expressly provided, to constitute either Participant the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the Participants to create, nor shall this Agreement be construed to create, any

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mining, commercial or other partnership. Neither Participant shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Participant, except as otherwise expressly provided herein. The rights, duties, obligations and Liabilities of the Participants shall be several and not joint or collective. Each Participant shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, it being the express purpose and intention of the Participants that their ownership of Assets and the rights acquired hereunder shall be as Tenants in Common. Each Participant shall indemnify, defend and hold harmless the other Participants, its directors, officers, employees, agents and attorneys from and against any and all Liabilities arising out of any act or any assumption of liability by the indemnifying Participant, or any of its directors, officers, employees, agents and attorneys done or undertaken, or apparently done or undertaken, on behalf of the other Participant, except pursuant to the authority expressly granted herein or as otherwise agreed in writing between the Participants.

4.2    Federal Tax Elections. Without chang-ing the effect of Section 4.1, the Participants agree that their relationship shall constitute a tax partnership within the mean-ing of Section 761(a) of the United States Internal Revenue Code of 1986, as amended. Tax elections and allocations shall be made as set forth in Exhibit C.

4.3    Other Business Opportunities. Except as expressly provided in this Agreement, each Participant shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations without consulting the other. The doctrines of “corporate opportunity” or “business opportunity” shall not be applied to any other activity, venture, or operation of either Participant, and, except as otherwise provided in Section 12.6, neither Participant shall have any obligation to the other with respect to any opportunity to acquire any property outside the Area of Mutual Interest at any time or within the Area of Mutual Interest after the termination of this Agreement. Unless otherwise agreed in writing, no Participant shall have any obligation to mill, beneficiate or otherwise treat any products or any other Participant’s share of Products in any facility owned or controlled by such Participant.

4.4    Waiver of Right to Partition. The Participants hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by statute.

4.5    Transfer or Termination of Rights to Properties. Except as otherwise provided in this Agreement, neither Participant shall Transfer all or any part of its interest in the Assets or this Agreement or otherwise permit or cause such interests to terminate.
4.6    Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

ARTICLE V
CONTRIBUTIONS BY PARTICIPANTS

5.1    Participants' Initial Contributions.

(a) UPC, as part of its Initial Contribution, hereby pledges to contribute 100% of its right, title and interest to be acquired in the Properties at the time of Closing after full payment of the purchase price contained in paragraph 4 as provided in the PSA.

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(b) The USE Parties, as its Initial Contribution, hereby contributes 100% of its right, title and interest in the Properties at the time of Closing as provided in the PSA.

5.2     Deemed Initial Contribution of USE Parties. The agreed deemed value of the USE Parties’ Initial Contribution shall be equal to the aggregate amount paid by UPC under the PSA either in cash, securities, committed exploration funds or conditional balloon payments in order to purchase a 50% interest in and to the Properties. The amount shall include all payments made under Paragraph 4 of the PSA.

5.3    Contributions By Participants After Effective Date. On and after the Effective Date, the Participants, subject to any election permitted by Section 6.3, shall be obligated to contribute funds to implement adopted Programs in proportion to their respective Participating Interests.

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ARTICLE VI
INTERESTS OF PARTICIPANTS

6.1    Initial Participating Interests. The Participants shall have the following initial Participating Interests:

Uranium Power	50%
USE Parties	50%

6.2    Changes in Participating Interests. A Participant’s Participating Interest shall be changed as follows:

(a)    As provided in Section 6.3, 6.4, 6.5; or

(b)    Upon an election by a Participant pursuant to Section 6.3 to contribute less to an adopted Program and Budget than the percentage reflected by its Participating Interest; or

(c)    In the event of default by a Participant in making its agreed-upon contribution to an adopted Program and Budget, followed by an election by the other Participant to invoke Section 6.4(b); or

(d)    Transfer by a Participant of less than all of its Participating Interest in accordance with Article XV; or

(e)    Acquisition of less than all of the Participating Interest of the other Participant however arising.

6.3    Voluntary Reduction in Participation. A Participant may elect, as provided in Section 9.5, to limit its contributions to an adopted Program and Budget as follows:

(a)    to some lesser amount than its respective Participating Interest; or

(b)    to make no contribution.

If a Participant elects to contribute to an adopted Program and Budget some lesser amount than its respective Participating Interest, or not at all, the Participating Interest of that Participant shall be recalculated provisionally at the time of election by dividing: (i) the sum of (a) the agreed value of the Participant’s Initial Contribution under Section 5.2, (b) the total of all of the Participant’s contributions under Section 5.3, and (c) the amount, if any, the Participant elects to contribute to the adopted Program and Budget; by (ii) the sum of (a), (b) and (c) above for all Participants; and then multiplying the result by one hundred. The Participating Interest of the other Participant shall thereupon become the difference between 100% and the recalculated Participating Interest. The Participating Interests of each of the Participants shall be recalculated at the conclusion of each Program by dividing: (i) the sum of (a) the agreed value of the Participant’s Initial Interest under Section 5.1, and (b) the total of all of the Participant’s contributions under Section 5.1 and (c) the total of all of the transfers to or from the Participant’s account under Section 6.4(b)(1); by (ii) the sum of (a) and (b) for all Participants; and then multiplying the result by one hundred.

6.4    Default in Making Contributions.

(a)    If a Participant defaults in making a contribution or cash call required by an approved Program and Budget, the non-defaulting Participant may advance the defaulted contribution on behalf of the

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defaulting Participant and treat the same, together with any accrued interest, as a demand loan bearing interest from the date of the advance at the rate provided in Section 10.3. The failure to repay said loan upon demand shall be a default. Each Participant hereby grants to the other a lien upon its interest in the Properties and a security interest in its rights under this Agreement and in its participating Interest in other Assets, and the proceeds therefrom, to secure any loan made hereunder, including interest thereon, reasonable attorneys fees and all other reasonable costs and expenses incurred in recovering the loan with interest and in enforcing such lien or security interest, or both. A non-defaulting Participant may elect the applicable remedy under this Section 6.4(a) or under 6.4(b), or, to the extent a Participant has a lien or security interest under applicable law, it shall be entitled to its rights and remedies at law and in equity. All such remedies shall be cumulative. The election of one or more remedies shall not waive the election of any other remedies. Each Participant hereby irrevocably appoints the other its attorney-in-fact to execute, file and record all instruments necessary to perfect or effectuate the provisions hereof.

(b)    The Participants acknowledge that if a Participant defaults in making a contribution, or a cash call, or in repaying a loan, as required hereunder, it will be difficult to measure the damages resulting from such default. In the event of such default, as reasonable liquidated damages, the non-defaulting Participant may, with respect to any such default not cured within 30 days after notice to the defaulting Participant of such default, elect one of the following remedies by giving notice to the defaulting Participant:

(1)    For a default relating exclusively to a Program and Budget, the non-defaulting Participant may elect to have the defaulting Participant’s Participating Interest permanently reduced as provided in Section 6.3, then to the extent the other Participant makes up the defaulting Participant’s shortfall, the funding Participant’s account shall be credited with three times the amount covered, and twice the amount of covered default shall be deducted from the defaulting Participant’s account. In other words, in addition to being credited for the amount actually funded, twice that amount shall be transferred from the defaulting Participant’s account to the funding Participant’s account. The non-defaulting Participant’s Participating Interest shall, at such time, become the difference between 100% and the further reduced Participating Interest shall, at such time, become the difference between 100% and the further reduced Participating Interest. Such reductions shall be effective as of the date of the default.

(2)    For a default relating to a Program and Budget covering in whole or in part Development or Mining, at the non-defaulting Participant’s election, the defaulting Participant shall be deemed to have withdrawn from the Venture and to have automatically relinquished its Participating Interest to the non-defaulting Participant; provided, however, the defaulting Participant shall have the right to receive only from 3% of the Net Milling Returns, if any, and not from any other source, an amount equal to the defaulting Participant’s Initial contribution pursuant to Sections 5.1 and 5.5. Upon receipt of such amount the defaulting Participant shall thereafter have no further right title or interest in Assets or under this Agreement.

6.5    Elimination of Minority Interest. Upon the reduction of its Participating Interest to less than ten percent, a Participant shall be deemed to have withdrawn from this Agreement and shall relinquish its entire Participating Interest. Such relinquished Participating Interest shall be deemed to have accrued automatically to the other Participant, the withdrawing Participant shall receive in lieu of its Participating Interest a five percent Net Proceeds Interest. The provisions of this Section 6.5 shall only apply to a Participant whose Participating Interest is reduced to less than ten percent pursuant to any combination of voluntary reductions in participation pursuant to Sections 6.3 or Exploration contribution defaults pursuant to Section 6.4(b)(1), and shall not apply to a Participant whose Participating Interest is relinquished pursuant to Section 6.4(b)(2).

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6.6    Continuing Liabilities Upon Adjustments of Participating Interests. Any reduction of a Participant’s Participating Interest under this Article VI shall not relieve such Participant of its share of any Liability, including Reclamation obligations, whether it accrues before or after such reduction, arising out of Operations conducted prior to such reduction or under the PSA. For the purposes of this Article VI, such Participant’s share of such liability shall be equal to its Participating Interest at the time such liability was incurred. The increased Participating Interest accruing to a Participant as a result of the reduction of the other Participant’s Participating Interest shall be free of royalties, liens or other encumbrances arising by, through or under such other Participant, other than those existing at the time the Properties were acquired or those to which both Participants have given their written consent. An adjustment to a Participating Interest need not be evidenced during the term of this Agreement by the execution and recording of appropriate instruments, but each Participant’s Participating Interest shall be shown in the books of the Manager. However, either Participant, at any time upon the request of the other Participant, shall execute and acknowledge instruments necessary to evidence such adjustment in form sufficient for recording in the jurisdiction where the Properties are located.

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ARTICLE VII
MANAGEMENT COMMITTEE

7.1    Organization and Composition. The Participants hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement and to provide general direction to the Manager. Except as provided in Section 7.6, the Management Committee shall consist of two members appointed by UPC and two members appointed by the USE Parties. Each Participant may appoint one or more alternates to act in the absence of a regular member. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other Participant.

7.2    Decisions. Each Participant, acting through its appointed members shall have one vote on the Management Committee equal to its Participating Interest. Unless otherwise provided in this Agreement, the decisions of the Management Committee shall be determined by majority of the Participating Interests of the Participants.

7.3    Meetings. The Management Committee shall hold regular meetings at least quarterly in Riverton, Wyoming, or at another mutually agreed place. The Manager shall give 15 days’ notice to the Participants of such regular meetings. Additionally, either Participant may call a special meeting upon 5 day’s notice to the Manager and the other Participant. In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if at least one member representing each Participant is present. If a Participant fails to attend a regular or special meeting for which notice has been given as provided above, the Manager or the Participant calling the meeting, as applicable, may give a second notice of the meeting in compliance with the above rules for special meetings. If the non-attending Participant does not attend the meeting scheduled by the second notice, there shall be a quorum if at least one member of one Participant is present. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Participant calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Participants. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Participants within 30 days after the meeting. The minutes, when signed by all Participants, shall be the official records of the decisions made by the Management Committee and shall be binding on the Manager and the Participants. If personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Venture cost. All other costs shall be paid by the Participants individually.

7.4    Action Without Meeting. In lieu of meetings, the Management Committee may hold telephone conferences, so long as all decisions are immediately confirmed in writing by the Participants.

7.5    Matters Requiring Approval. The Management Committee shall have ultimate authority to determine all management matters related to this Agreement. This authority shall be delegated to the Manager and the Management Committee will provide overall direction and guidance to the Manager, who will be responsible for implementing approved Programs and Budgets and carrying out the overall objectives of this Venture, including but not limited to, the specific duties set forth in Section 8.2.

7.6     Change in the Management Committee. If the Participating Interest of the Participant with two representatives and two votes on the Management Committee under Sections 7.1 and 7.2, respectively, is reduced to less than 45% and the other Participant has a Participating Interest greater than 45%, then the Management Committee shall be restructured such that the Participant with a Participating Interest greater than 45% shall be entitled to appoint three representatives to the Management Committee under Section 7.1 and the Participant with a Participating Interest of less than 45% shall be entitled to appoint two members to the Management Committee under Section 7.1.

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ARTICLE VIII
MANAGER

8.1    Appointment. The Participants hereby appoint the USE Parties as the Manager with overall management responsibility for Operations.

8.2    Powers and Duties of Manager. Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties which, except as provided in Section 9.1, shall be discharged in accordance with adopted Programs and Budgets:

(a)    The Manager shall manage, direct and control Operations.

(b)    The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted Programs, and shall promptly advise the Management Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

(c)    The Manager shall: (i) purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances; (ii) obtain such customary warranties and guarantees as are available in connection with such purchases and acquisitions; and (iii) keep the Assets free and clear of all liens and encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic’s or materialmen’s liens which shall be released or discharged in a diligent manner, or liens and encumbrances specifically approved by the Management Committee.

(d)    The Manager shall conduct such title examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager.

(e)    The Manager shall: (i) make or arrange for all payments required by leases, licenses, permits, contracts and other agreements related to the Assets; (ii) pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Participant’s sales revenue or net income. If authorized by the Management Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and (iii) shall do all other acts reasonably necessary to maintain the Assets.

(f)    The Manager shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with applicable federal, state and local laws and regulations; (iii) notify promptly the Management Committee of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required for Operations. The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager’s good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

(g)    The Manager shall prosecute and defend, but shall not initiate without consent of the Management Committee, all litigation or administrative proceedings arising out of Operations. The non-managing Participant shall have the right to participate, at its own expense, in such litigation or

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administrative proceedings. The non-managing Participant shall approve in advance any settlement involving payments, commitments or obligations in excess of $50,000 in cash or value.

(h)    The Manager shall provide insurance for the benefit of the Participants as provided in Exhibit E.

(i)    The Manager may dispose of Assets, whether by abandonment, surrender or Transfer in the ordinary course of business, except that Properties may be abandoned or surrendered only as provided in Article XIV. However, without prior authorization from the Management Committee, the Manager shall not: (i) dispose of Assets in any one transaction having a value in excess of $50,000; (ii) enter into any sales commitments for Product, except as permitted in Article XI; (iii) begin a liquidation of the Venture; or (iv) dispose of all or a substantial part of the Assets necessary to achieve the purposes of the Venture.

(j)    The Manager shall have the right to carry out its responsibilities hereunder through agents, Affiliates or independent contractors.

(k)    The Manager shall perform or cause to be performed during the term of this Agreement all assessment and other work and shall pay all rentals fees and assessments required by law in order to maintain the Properties and the State Lease. The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed by Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is in accordance with the adopted Program and Budget. The Manager shall timely record with the appropriate county and file with the appropriate United States agency, affidavits in proper form attesting to the performance of assessment work or payment of the required fees or assessments, or notices of intent to hold in proper form, and allocating therein, to or for the benefit of each claim, at least the minimum amount required by law to maintain such claim or site.

(l)    If authorized by the Management Committee, the Manager may: (i) locate, amend or relocate any unpatented mining claim or mill site or tunnel site, (ii) locate any fractions resulting from such amendment or relocation, (iii) apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites, (iv) abandon any mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby, (v) abandon any mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby, (vi) exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and (vii) convert any claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any law hereafter enacted.

(m)    The Manager shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry.

(n)    The Manager shall keep the Management Committee advised of all Operations by submitting in writing to the Management Committee: (i) monthly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within 60 days after completion of each Program and Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as the Management Committee may reasonably request. At all reasonable times the Manager shall provide the

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Management Committee or the representative of any Participant, upon the request of any member of the Management Committee, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations. In addition, the Manager shall allow the non-managing Participant, at the latter’s sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting Participant does not unreasonably interfere with Operations.

(o)    The Manager shall undertake all other activities reasonably necessary to fulfill the foregoing.

(p)    The Manager shall not be in default of any duty under this Section 8.2 if its failure to perform results from the failure of the non-managing Participant to perform acts or to contribute amounts required of it by this Agreement.

8.3    Standard of Care. The Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to Assets. The Manager shall not be liable to the non-managing Participant for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager’s willful misconduct or gross negligence.

8.4    Resignation: Deemed Offer to Resign.

(a)    The Manager may resign upon three months’ prior notice to the other Participant, in which case the other Participant may elect to become the new Manager by notice to the resigning Participant within 60 days after the notice of resignation.

(b)    If any of the following shall occur, the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other Participant, if at all, within 90 days following such deemed offer:

(1)    The Participating Interest of the Manager becomes less than 50%; or

(2)    The Manager fails to perform a material obligation imposed upon it under this Agreement and such failure continues for a period of 60 days after notice from the other Participant demanding performance; or

(3)    The Manager fails to pay or contest in good faith its bills within 60 days after they are due.

(c)    If

(1)    A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the Manager’s assets is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

(2)    The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets; or makes a

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general assignment for the benefit of creditors; or fails generally to pay its debts or the debts of the Participants arising under this Agreement as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

(3)    Entry is made against the Manager of a judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect;

the Manager shall be deemed to have resigned without any action by the other Participant.

(d)    If a petition for relief under the federal bankruptcy laws is filed by or against the Manager, and the removal of the Manager is prevented by the federal bankruptcy court, the Participants shall comprise an interim operating committee to serve until the Manager has elected to reject or assume this Agreement pursuant to the Bankruptcy Code, and an election to reject this Agreement by the Manager as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as the Manager without any action by the other Participant. During the period of time the operating committee controls Operations, a third party acceptable to the non-managing Participant, the Manager and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two members of the operating committee without regard to their interest in the Properties.

8.5    Payments to Manager. The Manager shall be compensated for its services and reimbursed for its costs as specified hereunder in accordance with the Accounting Procedure in Exhibit C.

8.6    Transactions With Affiliates. If the Manager engages Affiliates to provide services hereunder, it shall do so on terms no less favorable than would be the case with unrelated persons in arm’s-length transactions.

8.7    Activities During Deadlock. If the Management Committee for any reason fails to adopt a Program and Budget, subject to the contrary direction of the management Committee and to the receipt of necessary funds, the Manager shall continue Operations at levels comparable with the last adopted Program and Budget. For purposes of determining the required contributions of the Participants and their respective participating Interests, the last adopted Program and Budget shall be deemed extended. The Participants expressly agree that the Management Committee's authority shall include the authority to replace the Manager by majority vote.

8.8     Funding of Reclamation. The Participants agree that funds shall regularly be set aside by the Venture during the term of this Venture in an amount sufficient to meet reclamation costs which are reasonably estimated to be required for reclamation for all Operations conducted pursuant to this Agreement after Operations cease. The Management Committee will periodically, but not less frequently than once a year, estimate the amount of funds which will be required for such purposes and will establish the amount of annual funding required which, together with interest thereon, will accumulate to such estimate. The estimated annual required funding will be made part of the Program and Budget and shall be satisfied by cash contributions from the Participants or the posting of a letter of credit or other form of surety. Provided, however, that if a Participant posts a letter of credit or other form of surety, that Participant shall be obligated to make additional contributions on an annual basis so that the value of the letter of credit or other surety equals the value of a cash contribution plus interest at the rate of return realized by investment of the cash contribution as provided in this Section 8.8. Funds will be deposited in an interest-bearing escrow account or such other revenue generating investment account as the Management Committee shall direct. withdrawals

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from such accounts will be restricted to the specified purpose of paying end of mine life reclamation costs; provided, however, that the Management Committee may, from time-to-time, use such funds to perform reclamation that would otherwise have to be undertaken at the end of Operations so long as the ability to fund all such reclamation is not impaired. If any escrow funds remain after reclamation obligations have been fulfilled, they shall be distributed to the Participants in pro-portion to the Participants' Participating Interests.

8.9    Assumed Reclamation Burdens. On the Effective Date, both parties hereto shall equally assume all current and future reclamation liabilities on the Properties, except as provided for by Section 14 of the PSA.

ARTICLE IX
PROGRAMS AND BUDGETS

9.1    Programs and Budgets. Plans of Operations shall be prepared for information purposes only, shall be delivered to the Management Committee and shall describe the Operations the Manager intends to conduct during the period covered by the applicable Plan of Operations. If the Manager desires to conduct Operations substantially different from those described in the current Plan of Operations, the Manager shall, at least five days before undertaking such other Operations, notify the Management Committee. The Manager shall not be obligated to fulfill every aspect of a Plan of Operations or to conduct the Operations described therein on any particular schedule.

(a)    The Manager shall:

(1)    Keep the Management Committee generally informed concerning all Operations conducted by the Manager with respect to or affecting the Properties:

(2)    Provide the Management Committee with monthly reports pertaining to Operations conducted on or for the benefit of the Properties, on or before March 31 of each year, furnish to the Management Committee a narrative report with all maps and sections prepared by appropriate field professionals, together with copies of all non-interpretive reports and data gathered on the Properties by the Manager.

(3)    Make available for inspection and copying by the Management Committee all non-interpretive reports, studies, and analyses concerning the Properties, and make all core and other samples available for inspection by the Management Committee;

(4)    Submit to the Management Committee on or before March 31 of each year a statement of Expenses incurred during the preceding year;

(5)    Make all payments and complete all obligations required to maintain the Properties in good standing and furnish proof to the Management Committee of the making of such payments;

(6)    Discharge the powers and duties of the manager, as provided in Section 8.2, and this Article 9; and

(7)    Prepare an initial Program and Budget for consideration by the Management Committee within 60 days following the Effective Date.

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9.2    Operations Pursuant to Programs and Budgets. Except as otherwise provided in Section 9.8 and Article XIII, operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to approved Programs and Budgets. Pro-grams and Budgets shall be designed to set forth in reasonable detail the scope, direction and nature of Operations and to establish a basis for Operations, but are not expected to constitute an enumerated list of each activity and expenditure to be undertaken by the Manager.

9.3    Presentation of Programs and Budgets. Proposed Programs and Budgets shall be prepared by the Manager for such period as the Manager, in its reasonable discretion, shall determine. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at a meeting of the Management Committee. The Manager shall prepare and submit to each Participant and the Management Committee prior to September 30 of each year a proposed Program and Budget for the following year or as often as otherwise desired by the Participants. Each such proposed Program and Budget shall be in a form and degree of detail sufficient to allow the non-Manager to make a reasonably informed determination concerning participation therein.

9.4    Review and Approval of Proposed Programs and Budgets. Within 30 days after submission of a proposed Program and Budget consisting solely of Exploration Operations, or within 60 days after submission of a proposed Program and Budget that includes Development or Mining Operations, each Participant shall submit to the Management Committee:

(a)    Notice that the Participant approves the proposed Program and Budget; or

(b)    Proposed modifications of the proposed Program and Budget.

(c)    Notice that the Participant rejects the proposed Program and Budget.

If a Participant fails to give either of the foregoing responses within the allotted time, the failure shall be deemed to be an approval by the Participant of the Manager’s proposed Program and Budget. If a Participant makes a timely submission to the Management Committee pursuant to Section 9.4(b), then the Management Committee shall seek, for a period of one month in the case of an Exploration Program and Budget and for a period of two months in the case of a Development or Mining Program and Budget, to develop a Program and Budget acceptable to the Participants. At the end of such period, the Management Committee shall vote on any revised Program and Budget developed pursuant to the preceding sentence or, failing agreement by the Participants on a revised Program and Budget, shall vote on the original Program and Budget submitted by the Manager.

9.5    Election to Participate. By notice to the Management Committee within 20 days after the final vote adopting a Program and Budget, a Participant may elect to contribute to such Program and Budget in some lesser amount than its respective Participating Interest, or not at all, in which cases its participating Interest shall be recalculated as provided in Article VI. If a Participant fails to so notify the Management Committee, the Participant shall be deemed to have elected to contribute to such Program and Budget in proportion to its respective Participating Interest as of the beginning of the period covered by the Program and Budget.

9.6    Deadlock on Proposed Programs and Budgets. If the Participants, acting through the Management Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed program and Budget applies, the provisions of Sections 8.7 and 12.2 shall apply.

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9.7    Budget Overruns; Program Changes. The Manager shall immediately notify the Management Committee of any material departure from an adopted Program and Budget. If the Manager exceeds the Budget (unless directly caused by an emergency or unexpected expenditure made pursuant to Section 9.8 or unless otherwise authorized by the Management Committee and incorporated into an amended Program and Budget), the excess shall be for the sole account of the Manager and such excess shall not be included in the calculations of the Participating Interests. Budget overruns of ten percent or less shall be borne by the Participants in proportion to their respective Participating Interest as of the time the overrun occurs.

9.8    Emergency or Unexpected Expenditures. In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect the Assets or to comply with law or government regulation. The Manager may also make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Participants of the emergency or unexpected expenditure, and the Manager shall be reimbursed for all resulting costs by the Participants in proportion to their respective Participating Interest at the time the emergency or unexpected expenditures are incurred.

ARTICLE X
ACCOUNTS AND SETTLEMENTS

10.1    Monthly Statements. The Manager shall promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Joint Account during the preceding month.

10.2    Cash Calls. On the basis of the adopted Program and Budget, the Manager shall submit to each Participant prior to the last day of each month, a billing for estimated cash requirements for the next month. The Manager shall promptly submit to each Participant billings for all other authorized expenditures as they occur. Within ten days after receipt of each billing, each Participant shall advance to the Manager its proportionate share of the estimated amount. Time is of the essence of payment of such billings. The Manager shall at all times maintain a cash balance approximately equal to the rate of disbursement for up to 30 days. All funds in excess of immediate cash requirements shall be invested in insured interest-bearing accounts for the benefit of the Joint Account.

10.3    Failure to Meet Cash Calls or Billings. A Participant that fails to meet cash calls or billings in the amount and at the times specified in Section 10.2 shall be in default, and the amounts of the defaulted cash call shall bear interest from the date due at an annual rate equal to five percentage points over the Prime Rate, but in no event shall said rate of interest exceed the maximum permitted by law. The defaulting Participant shall have the right to cure such default by paying the amount of the defaulted billing and interest within seven days after notice of such default is given by the non-defaulting Participant. Unless the default is cured, the non-defaulting Participant shall have those rights, remedies and elections specified in Section 6.4.

10.4    Audits. Within three months following the end of any calendar year after the Effective Date the Manager shall order an audit of the accounting and financial records for such calendar year (or other accounting period). The costs associated with such audit shall be charged to the Joint Account. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three months after receipt of the audit report. Failure to make any such exception or claim within the three-month period shall mean the audit is correct and binding upon the Participants. The audits shall be conducted by a firm of certified public accountants selected by the Manager, unless otherwise agreed by the Management Committee. Additional audits may be requested by any Participant at any time, the costs of

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which shall be borne by the Participant requesting the same. Such additional audits shall not interfere with the performance of the audits chargeable to the Joint Account or alter the binding effect of such audits.

ARTICLE XI
DISPOSITION OF PRODUCTION

11.1	Marketing Agreement. The Participants select the Manager to market and dispose of all Products produced from the Properties for the Participants, subject to the general oversight and direction of the Management Committee.,

11.2	Distributions. Distribution of the proceeds from production shall be made on the terms set out in Article 7 of Exhibit “B”, Accounting Procedure.

ARTICLE XII
WITHDRAWAL AND TERMINATION

12.1    Termination by Expiration or Agreement. This Agreement shall terminate as expressly provided in this Agreement, unless earlier terminated by written agreement of the Participants.

12.2    Termination by Deadlock. If the Management Committee fails to adopt a Program and Budget for 12 months after the expiration of the latest adopted Program and Budget, either Participant may elect to terminate this Agreement by giving notice of termination to the other Participant.

12.3    Withdrawal. A Participant may elect to withdraw as a Participant from this Agreement by giving notice to the other Participant of the effective date of withdrawal, which shall be the later of the end of the then current Program and Budget or at least thirty days but not more than one year after the date of the notice. Upon such withdrawal, this Agreement shall terminate, and the withdrawing Participant shall be deemed to have transferred to the remaining Participant, without cost and free and clear of royalties, liens or other encumbrances arising by, through or under such withdrawing Participant, except those exceptions to title described in part 1 of Exhibit A and those to which both Participants have given their written consent after the date of this Agreement, all of its Participating Interest in the Assets and in this Agreement. Any withdrawal under this Section 12.3 shall not relieve the withdrawing Participant of its share of Liabilities, including Reclamation obligations, (whether such accrues before or after such withdrawal) arising out of Operations conducted prior to such withdrawal. For purposes of this Section 12.3, the withdrawing Participant’s share of such Liabilities shall be equal to its Participating Interest at the time such Liability was incurred.

Notwithstanding any other provision of this Agreement, a Participant that receives notice from the other Participant of the latter’s intended withdrawal from the Venture, may, by notice given prior to the effective date of such withdrawal, itself withdraw from the Venture, in which even there shall be a voluntary mutual termination of the Venture pursuant to Section 12.1, effective as of the date specified in the notice of the Participant first electing to withdraw.

12.4    Continuing Obligations. On termination of this Agreement under Section 12.1 or 12.2, the Participants shall remain liable for continuing obligations hereunder until final settlement of all accounts and for any liability, whether it accrues before or after termination, if it arises out of Operations during the term of the Agreement.

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12.5    Disposition of Assets on Termination. Promptly after termination under Section 12.1 or 12.2, the Manager shall take all action necessary to wind up the activities of the Venture, and all costs and expenses incurred in connection with the termination of the Venture shall be expenses chargeable to the Venture. The Assets shall first be paid, applied, or distributed in satisfaction of all Liabilities of the Venture to third parties and then to satisfy any debts, obligations, or Liabilities owed to the Participants. Before distributing any funds or Assets to Participants, the Manager shall have the right to segregate amounts which, in the Manager’s reasonable judgment, are necessary to discharge continuing obligations or to purchase for the account of Participants, bonds or other securities for the performance of such obligations. The foregoing shall not be construed to include the repayment of any Participant’s capital contributions. Thereafter, any remaining cash and all other Assets shall be distributed (in undivided interests unless otherwise agreed) to the Participants (after making any adjustments required by Exhibit C) in accordance with their respective Participating Interests. No Participant shall receive a distribution of any interest in Products or proceeds from the sale thereof if such Participant’s Participating Interest therein has been terminated pursuant to this Agreement.

12.6    Non-Compete Covenants. Neither a Participant that withdraws pursuant to Section 12.3, or is deemed to have withdrawn pursuant to Section 6.5, nor any Affiliate of such Participant, shall directly or indirectly acquire any interest in property within the Area of Mutual Interest for 12 months after the effective date of withdrawal. If a withdrawing Participant, or the Affiliate of a withdrawing Participant, breaches this Section 12.6, such Participant or Affiliate shall be obligated to offer to convey to the non-withdrawing Participant, without cost, any such property or interest so acquired. Such offer shall be made in writing and can be accepted by the non-withdrawing Participant at any time within 45 days after it is received by such non-withdrawing Participant.

12.7    Right to Data After Termination. After termination of this Agreement pursuant to Section 12.1 or 12.2, each Participant shall be entitled to copies of all information acquired hereunder before the effective date of termination not previously furnished to it, but a termination or withdrawing Participant shall not be entitled to any such copies after any other termination or any withdrawal.

12.8    Continuing Authority. On termination of this Agreement under Section 12.1 or 12.2 or the deemed withdrawal of a Participant pursuant to Section 6.3(b)(2),6.4(b)(2) or 6.5 or the withdrawal of a Participant pursuant to Section 12.3, the Manager shall have the power and authority, subject to control of the Management Committee, if any, to do all things on behalf of the Participants which are reasonably necessary or convenient to: (a) wind up Operations and (b) complete any transaction and satisfy any obligation, including Reclamation obligations, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of Operations prior to such termination or withdrawal. The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Participants and the Venture, mortgage Assets, and take any other reasonable action in any matter with respect to which the former Participants continue to have, or appear or are alleged to have, a common interest or a common liability.

ARTICLE XIII
ACQUISITIONS WITHIN AREA OF MUTUAL INTEREST

13.1    General. This Agreement provides for the development of the Properties and additional mineral claims described in Exhibit A-2 constituting mineral claims located within a defined Area of Mutual Interest.

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13.2    Terms of Development for Area of Mutual Interest Lands. The terms of development for lands located within the Area of Mutual Interest is set out in Paragraph 11 of the PSA.

13.3    UPC’s Earn-In Contribution. For each exploration project that is identified within the Area of Mutual Interest Lands for development, UPC will contribute the first $500,000 expenditure on each defined exploration project to a maximum of twenty (20) exploration projects within the Area of Mutual Interest Lands. After UPC has expended the first $500,000, each of the Participants will be deemed to have a 50% interest in and to the lands located within the Area of Mutual Interest and each such parcel shall thereafter be developed on the terms of this Agreement which shall apply mutatis mutandis to each separate and distinct project defined and developed within the Area of Mutual Interest. The deemed Initial Contribution of each of the Parties in each separate and distinct exploration project located within the Area of Mutual Interest Lands shall be $500,000 and on the date a separate mining joint venture is formed with respect to any of such lands, the USE Parties shall be liable to reimburse UPC for one half of any expenditure made in exploring and developing such lands above the amount of $500,000 required to be spent by UPC. Any interest or right to acquire any interest in real property within the Area of Mutual Interest acquired during the term of this Agreement by or on behalf of a Participant or any Affiliate shall be subject to the terms and provisions of this Agreement.

13.4    Notice to Non-acquiring Participant. Within ten days after the acquisition of any interest or the right to acquire any interest in real property wholly or partially within the Area of Mutual Interest (except real property acquired by the Manager pursuant to a Program), the acquiring Participant shall notify the other Participant of such acquisition. The acquiring Participant’s notice shall describe in detail the acquisition, the lands and minerals covered thereby, the cost thereof, and the reasons why the acquiring Participant believes that the acquisition of the interest is in the best interest of the Participants under this Agreement. In addition to such notice, the acquiring Participant shall make any and all information concerning the acquired interest available for inspection by the other Participant.

13.5    Option Exercised. If, within 21 days after receiving the acquiring Participant’s notice, the other Participant notifies the acquiring Participant of its election to accept a proportionate interest in the acquired interest equal to its Participating Interest, the acquiring Participant shall convey to the other Participant, by special warranty deed, such a proportionate undivided interest therein. The acquired interest shall become a part of the Properties for all purposes of this Agreement immediately upon the notice of such other Participant’s election to accept the proportionate interest therein. Such other Participant shall promptly pay to the acquiring Participant its proportionate share of the latter’s actual out-of-pocket acquisition costs to the acquiring Participant.

13.6    Option Not Exercised. If the other Participant does not give such notice within the 30-day period set forth in Section 13.3, it shall have no interest in the acquired interest, and the acquired interest shall not be a part of the Properties or be subject to this Agreement.

ARTICLE XIV
ABANDONMENT AND SURRENDER OF PROPERTIES

14.1    Surrender or Abandonment of Property. Except to the extent permitted in Article VIII or this Article XIV, neither Participant shall permit or cause any right, title or the Manager to surrender or abandon part or all of the Properties. The Management Committee may authorize the Manager to surrender or abandon part or all of the Properties. If the Management Committee authorizes any such surrender or abandonment over the objection of a Participant, the Participant that desires to abandon or surrender shall assign to the objecting Participant, by special warranty deed and without cost to the surrendering Participant,

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all of the surrendering Participant’s interest in the property to be abandoned or surrendered, and the abandoned or surrendered property shall cease to be part of the Properties, provided, however, that the objecting Participant shall not conduct or permit any exploration, development or mining operations on any such abandoned or surrendered property assigned to it that would unreasonably interfere with Operations of the Venture.

14.2    Reacquisition. If any Properties are abandoned or surrendered under the provisions of this Article XIV, then, unless this Agreement is earlier terminated in which case Section 12.6 shall remain applicable, neither Participant nor any Affiliate thereof shall acquire any interest in such Properties or a right to acquire such Properties for a period of two years following the date of such abandonment or surrender. If a Participant reacquires any Properties in violation of this Section 14.2, the other Participant may elect by notice to the reacquiring Participant within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as Properties, and the costs of reacquisition shall be borne solely by the reacquiring Participant and shall not be included for purposes of calculating the Participants’ respective Participating Interests. Notwithstanding the foregoing provisions of this Section 14.2, the Management Committee may authorize the reacquisition of any abandoned Properties, and the Participants shall each pay a proportionate share of the cost of reacquiring such Property and the reacquired Property shall thereafter be treated as part of the Properties.

ARTICLE XV
TRANSFER OF INTEREST

15.1    General. A Participant shall have the right to Transfer to any third party all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets solely as provided in this Article IV.

15.2    Limitations on Free Transferability. The Transfer right of the Participant in Section 15.1 shall be subject to the following terms and conditions:

(a)    No transferee of all or any part of the interest of a Participant in this Agreement, any Participating Interest, or the Assets shall have the rights of a Participant unless and until the transferring Participant has provided to the other Participant notice of the Transfer, and except as provided in Sections 15.2(g) and 15.2(h), the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement to the same extent as the transferring Participant;

(b)    Each Participant shall, if possible, attempt to structure any sale or assignment of part or all of its interest in any property subject to this Agreement so as not to cause a deemed termination of the tax partnership under Section 708(b)(1)(B) of the Code, but no Participant shall have any liability to any other Participant if the tax part-nership is deemed terminated on account of such sale or assignment; No participant, without the consent of the other Participant, shall make a Transfer which shall cause termination of the tax partnership established by the provisions of Section 4.2. If, contrary to Section 15.2(b), a Transfer is made which causes termination of the tax partnership established by Section 4.2, the transferring Participant shall indemnify the other Participant from and against any and all losses, costs, (including attorneys’ and accountants’ fees) claims or damages arising from or relating to such termination;

(c)    No Transfer permitted by this Article XV shall relieve the transferring Participant of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer;

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(d)    As provided in Exhibit C, the transferring Participant and the transferee shall bear all tax consequences of the Transfer;

(e)    In the event of a Transfer of less than all of a Participating Interest, except for tax reporting and accounting purposes, the transferring Participant and its transferee shall act and be treated as one Participant;

(f)  No Participant shall Transfer any interest in this Agreement or the Assets except by Transfer of part or all of its Participating Interest;

(g)    If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Participating Interest or the Assets to secure a loan or other indebtedness of a Participant in a bona fide transaction, such security interest shall be subordinate to the terms of the Agreement and the rights and interests of the other Participant hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be deemed to have assumed the position of the encumbering Participant with respect to this Agreement and the other Participant, and it shall comply with and be bound by the terms and conditions of this Agreement;

(h)    If a sale or other commitment or disposition of Products or proceeds from the sale of Products by a Participant upon distribution to it pursuant to Article XI creates in a third party a security interest in Products or proceeds therefrom prior to such distribution, such sales, commitment or disposition shall be subject to the terms and conditions of this Agreement;

(i)    If requested by the transferring Participant, the election provided for under section 754 of the Internal Revenue code of 1986, as amended, shall be made, provided that all costs attributable to making such election are borne solely by the requesting Participant and its transferee.

(j)    The following shall not be deemed a Transfer, nor shall the transferee be deemed an assignee for purposes of this Agreement:

(1)    a transfer by a Participant to an Affiliate, provided that the Participant shall continue to be liable for all obligations hereunder, and provided further that any transfer of less than all of a Participant’s Participating Interest shall be subject to the provisions of Section 15.2(e);

(2)    a transfer by a Participant of all or substantially all of its assets, or a sale of all shares of a corporate Participant by its parent corporation or other entity holding such shares, or such other corporate merger, consolidation or reorganization of a Participant, by which the surviving entity shall possess substantially all of the shares, or all of the property rights and interests, and shall be subject to substantially all of the liabilities and obligations of that Participant; provided, however, that the interest of the Participant in this Agreement and the Assets and its Participating Interest are not the sole assets of the Participant; provided further, however, that the transferee is or following the Transfer will be substantially similar in financial strength to the transferring Participant;

(3)    an incorporation of a Participant; or

(4)    a transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a majority or controlling interest, provided that any transfer of less than all of a Participant’s Participating Interest shall be subject to the provisions of Section 15.2(e).

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(k)    If the interest of a Participant in this Agreement and the Assets and its Participating Interest are all or substantially all of the assets of the Participant, or are not all or substantially all of its assets but the financial strength of the transferee will be substantially less than the financial strength of the transferring Participant, a sale of all shares of a corporate Participant or the sale of all shares of any Affiliate of a Participant (by which the Participant is effectively subject to new ownership or management) or such other corporate merger, consolidation or reorganization, shall be deemed a Transfer. A transfer by a Participant to a joint venture or partnership in which such Participant is a participating venturer or partner with a minority or non-controlling interest shall also be deemed a Transfer, provided that any transfer of less than all of a Participant’s Participating Interest shall be subject to the provisions of Section 15.2(e).

15.3    Preemptive Right. Except as otherwise provided in Section 15.4, if a Participant desires to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets, the other Participant shall have a preemptive right to acquire such interests as provided in this Section 15.3.

(a)    A Participant intending to Transfer all or any part of its interest in this Agreement, any Participating Interest, or the Assets shall promptly notify the other Participant of its intentions. The notice shall state the price and all other pertinent terms and conditions of the intended transaction, and shall be accompanied by a copy of the offer or contract for sale. If any portion of the consideration to be received is in nonmonetary form, including an exchange of property, a transfer of securities or an undertaking to act or refrain from acting, the notice shall describe such consideration and its monetary value, based on the fair market value of such nonmonetary consideration. The other Participant shall have 60 days from the date such notice is delivered to notify the transferring Participant whether it elects to acquire the offered interest at the same price and on the same terms and conditions as set forth in the notice (or their monetary equivalent). If it does so elect, the transaction shall be consummated promptly after notice of such election is delivered to the transferring Participant.

(b)    If the other Participant fails to so elect within the period provided for in Section 15.3(a), the transferring Participant shall have 180 days following the expiration of such period to consummate the Transfer to a third party at a price and on terms no less favorable than those offered by the transferring Participant to the other Participant in the notice required in Section 15.3(a).

(c)    If the transferring Participant fails to consummate the Transfer to a third party within the period set forth in Section 15.3(b), the preemptive right of the other Participant in such offered interest shall be deemed to be revived. Any subsequent proposal to Transfer such interest shall be conducted in accordance with all of the procedures set forth in this Section 15.3.

15.4    Exceptions to Preemptive Right. Section 15.3 shall not apply to the following:

(a)    The transfer referred to in Section 15.2(k);

(b)    The grant by a Participant of a security interest in any interest in this Agreement, any Participating Interest, or the Assets by mortgage, deed of trust, pledge, lien or other encumbrance; or

(c)    A sale or other commitment or disposition of Products or proceeds from sale of Products by a Participant upon distribution to it pursuant to Article XI.

ARTILCE XVI
DISPUTES

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16.1    Default; Right to Cure. If a Participant defaults in any of its obligations hereunder, other than a payment obligation, the non-defaulting Participant may give the defaulting Participant written notice thereof and specify the default or defaults relied on. If the defaulting Participant has not cured or begun to cure such default within a reasonable time after receipt of such notice (which shall not, in any case, be less than 30 days), the non-defaulting Participant may exercise its legal and equitable remedies; provided that if the defaulting Participant disputes that any default has occurred, the matter shall be determined by litigation in a court of competent jurisdiction, and if the court shall find the defaulting Participant in default hereunder, the defaulting Participant shall have reasonable time (which in any case shall not be less than 60 days from receipt by the defaulting Participant of notice of entry of final judgment adverse to the defaulting Participant) to cure such default.

ARTICLE XVII
CONFIDENTIALITY

17.1    General. The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Participants and, except as provided in Section 17.2, shall not be disclosed to any third party or the public without the prior written consent of the other Participant, which consent shall not be unreasonably withheld.

17.2    Exceptions. The consent required by Section 17.1 shall not apply to a disclosure:

(a)    To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(b)    To any third party to whom the disclosing Participant contemplates a Transfer of all or any part of its interest in or to this Agreement, its Participating Interest, or the Assets; or

(c)    To a governmental agency or to the public which the disclosing Participant believes in good faith is required by pertinent law or regulation or the rules of any stock exchange;

In any case to which this Section 17.2 is applicable, the disclosing Participant shall give notice to the other Participant concurrently with the making of such disclosure. As to any disclosure pursuant to Section 17.2(a) or (b), only such confidential information as such third party shall have a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Participants are obligated under this Article XVII.

17.3    Duration of Confidentiality. The provisions of this Article XVII shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to Section 12.1 or 12.2, and shall continue to apply to any Participant who withdraws, who is deemed to have withdrawn, or who Transfers its Participating Interest, for two years following the date of such occurrence.

17.4    Public Statements. Without limiting the foregoing provisions of this Article XVII, no Participant shall make any public announcement or public disclosure with regard to the Venture, including Confidential Information and non-Confidential Information, without the prior written consent of the other Participant as to the content and timing of such announcement or disclosure, which consent shall not be unreasonably withheld; provided, however, that nothing in this Section 17.4 shall prevent a Participant from making such an announcement or disclosure which is required in the good faith judgment of such Participant by applicable law, regulation or stock exchange rule.

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ARTICLE XVIII
GENERAL PROVISIONS

18.1    Notices. All notices, payments and other required communications (“Notices”) to the Participants shall be in writing, and shall be addressed respectively as follows:

If to Uranium Power Corp. (formerly “Bell Coast Capital Corp.”):

Rahoul Sharan
President
#525 - 999 West Hastings Street
Vancouver, BC
CANADA V6C 2W2
Phone:    (604) 689-1810
Fax:    (604) 689-1817
E-Mail: rahoul@axion.net

If to U.S. Energy Corp. and or USE/CC

Keith G. Larsen
President and Director
877 North 8th West
Riverton, WY 82501
Phone:    (307) 856-9271
Fax:    (307) 857-3050
E-Mail: keith@usnrg.com

All Notices shall be given (i) by personal delivery to the Participant, or (ii) by electronic communication or facsimile, with a confirmation sent by registered or certified mail return receipt requested, (iii) by registered or certified mail return receipt requested, (iv) or by commercial courier service. All Notices shall be effective and shall be deemed delivered (1) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (2) if by electronic communication on the next business day following receipt of the electronic communication, and (3) if solely by mail or commercial carrier, on the next business day after actual receipt. A Participant may change its address by Notice to the other Participant.

18.2    Waiver. The failure of a Participant to insist on the strict performance of any provision of this Agreement or to exercise any rights, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Participant’s right thereafter to enforce any provision or exercise any right.

18.3    Modification. No modification of this Agreement shall be valid unless made in writing and duly executed by the Participants.

18.4    Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Participant shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control (“Force Majeure”),

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including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Participant to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court, inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization, curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards, acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors’ or subcontractors’ shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing. The affected Participant shall promptly give notice to the other Participant of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Participant shall resume performance as soon as reasonably possible. During the period of suspension the obligations of the Participants to advance funds pursuant to Section 10.2 shall be reduced to levels consistent with Operations.

18.5    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Wyoming, except for its rules pertaining to conflicts of laws.

18.6    Rule Against Perpetuities. Any right or option to acquire any interest in real or personal property under this Agreement must be exercised, if at all, so as to vest such interest in the acquirer within 21 years after the death of the last surviving descendent of George Bush who is alive as of the effective date of this Agreement.

18.7    Further Assurances. Each of the Participants agrees to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

18.8    Survival of Terms and Conditions. The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Participant in whose favor they run: Sections 2.2 (Representations and Warranties), 4.5 (Other Business Opportunities), 6.4 (Default in Making Contributions), 6.5 Elimination of Minority Interest), 6.6 (Continuing Liabilities Upon Adjustments of Participating Interests), 10.3 (Failure to Meet Cash Calls or Billings), 12.3 (Withdrawal), 12.4 (Continuing Obligations), 12.5 (Disposition of Assets After Termination), 12.6 (Non-Compete Covenants), 12.7 (Right To Data After Termination), 12.8 (Continuing Authority), 14.2 (Reacquisition), and 17.3 (Duration of Confidentiality).

18.9  Currency. Unless otherwise stated, all currency referred to herein is referred to in lawful currency of United States.

18.11    Entire Agreement; Successors and Assigns. This Agreement contains the entire understanding of the Participants and supersedes all prior agreements and understandings between the Participants relating to the subject matter hereof. Providing nothing in this Agreement, however, shall in any way modify or alter the provisions of the terms and conditions of the PSA that pertain to UPC's obligations to purchase and the USE Parties' obligations to sell the property interests subject to that letter agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Participants. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

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18.12    Memorandum. At the request of either Participant, a Memorandum or short form of this Agreement, as appropriate, which shall not disclose financial information contained herein, shall be prepared and recorded by Manager. This Agreement shall not be recorded.

18.13    Interpretation and Severability. In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
BELL COAST CAPITAL CORP.

By     /s/ Rahoul Sharan

Its     President

U.S. ENERGY CORP.

By     /s/ Keith G. Larsen

Its     President

U.S. ENERGY CORP. and CRESTED CORP. dba as USECC, a JOINT VENTURE

U.S. ENERGY CORP.

By     /s/ Keith G. Larsen

Its     President

CRESTED CORP.

By     /s/ Harold F. Herron

Its     President

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